UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2016

EXELIXIS, INC. (Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.
South San Francisco, California 94080
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotions and Title Changes

On February 11, 2016, Gisela Schwab, M.D. was promoted to the position of President, Product Development and Medical Affairs and Chief Medical Officer from her previous position of Executive Vice President and Chief Medical Officer, a position she held since January 2008. Dr. Schwab joined Exelixis, Inc. ("Exelixis" or the "Company") in 2006 as Senior Vice President and Chief Medical Officer. From 2002 to 2006, she held the position of Senior Vice President and Chief Medical Officer at Abgenix, Inc., a human antibody-based drug development company. Dr. Schwab also served as Vice President, Clinical Development, at Abgenix from 1999 to 2001. Prior to working at Abgenix, from 1992 to 1999, she held positions of increasing responsibility at Amgen Inc., most recently as Director of Clinical Research and Hematology/Oncology Therapeutic Area Team Leader. Dr. Schwab received her Doctor of Medicine degree from the University of Heidelberg, trained at the University of Erlangen-Nuremberg and the National Cancer Institute and is board certified in internal medicine and hematology and oncology.

Effective February 11, 2016, to better align his title with the focus of the Company's business, Peter Lamb, Ph.D., the Company's Executive Vice President and Chief Scientific Officer now provides services to the Company under the title of Executive Vice President, Scientific Strategy and Chief Scientific Officer. Dr. Lamb had served as Executive Vice President and Chief Scientific Officer since September 2009. Previously, he served as Senior Vice President, Discovery Research and Chief Scientific Officer from January 2007 until September 2009, as Vice President, Discovery Pharmacology from December 2003 until January 2007 and as Senior Director, Molecular Pharmacology and Structural Biology from October 2000 until December 2003. Prior to joining Exelixis, from June 1992 until September 2000, Dr. Lamb held positions of increasing responsibility at Ligand Pharmaceuticals, a pharmaceutical company, most recently serving as Director of Transcription Research. During this time, he led teams that implemented novel drug discovery approaches that led to the identification of the first small molecule activators of cytokine receptors. Dr. Lamb has held post-doctoral research fellowships at the Carnegie Institution, Department of Embryology, with Dr. S.L. McKnight and the University of Oxford with Dr. N.J. Proudfoot, working in the field of gene regulation. He has authored numerous articles in the fields of gene expression, signal transduction and oncology, and is an author on multiple issued and pending U.S. patents. He has a Ph.D. in Molecular Biology from the ICRF/University of London and a B.A. in Biochemistry from the University of Cambridge.

Named Executive Officer Compensation

2016 Salaries and Target Bonus Percentages. On February 11, 2016, the Compensation Committee (the "Compensation Committee") of the Board of Directors (the “Board”) of the Company approved the 2016 base salaries and 2016 target cash bonus program and amounts, expressed as a percentage of 2016 base salaries, for the Company’s principal executive officer, principal financial officer and other named executive officers as defined under applicable securities laws (together the "Executive Officers"). Cash bonuses under the 2016 bonus program are discretionary, but the Compensation Committee sets bonus targets (expressed as a percentage of base salary) based on the seniority of the applicable position and takes into account the achievement of company-wide and applicable department performance objectives. The Company’s goals for 2016 were approved by the Board and include both research and development and business goals. The Compensation Committee exercises broad discretion in determining the amount of cash bonuses and does not attempt to quantify the level of achievement of corporate goals or the extent to which each Executive Officer’s department contributed to the Company’s overall success. Whether or not a bonus is paid for 2016 is within the discretion of the Compensation Committee. The actual bonus awarded for 2016, if any, may be more or less than the target, depending on individual performance and the achievement of the Company’s overall objectives. The 2016 base salaries and 2016 target cash bonus amounts for each of our Executive Officers are set forth below:

Named Executive Officer	2016 Annual Base Salary	2016 Target Cash Bonus (% of 2016 Base Salary)
Michael M. Morrissey, Ph.D. President and Chief Executive Officer (principal executive officer)	$850,000	60%
Christopher J. Senner Executive Vice President and Chief Financial Officer (principal financial officer)	$540,000	45%
Jeffrey J. Hessekiel Executive Vice President, General Counsel and Secretary	$489,038	45%
Peter Lamb, Ph.D. Executive Vice President, Scientific Strategy and Chief Scientific Officer	$460,000	45%
Gisela Schwab, M.D. President, Product Development and Medical Affairs and Chief Medical Officer	$600,000	50%
Deborah Burke Senior Vice President, Finance and Controller	$340,705	35%

2015 Bonus Payments. On February 11, 2016, the Compensation Committee approved bonus payments for the Executive Officers in recognition of their 2015 performance. In support of the Company's cash conservation efforts and to align the interests of the Executive Officers with those of the Company's stockholders, the Compensation Committee, in lieu of cash bonus payments, granted restricted stock units ("RSUs") to the Executive Officers. In determining the number of RSUs for each Executive Officer, the Compensation Committee assumed a bonus payment of 100% of the Executive Officer's cash bonus target for 2015 (with the exception of Dr. Schwab for whom a bonus payment of 111% of her cash bonus target for 2015 was assumed) divided by $4.20, the closing market price of the Company's common stock on February 11, 2016. The RSUs were granted under the Exelixis, Inc. 2014 Equity Incentive Plan (the “2014 Plan”) and vested in full upon grant. The RSUs are evidenced by RSU Grant Notices and RSU Agreements (“RSU Agreements”), which, together with the 2014 Plan, set forth the terms and conditions of the RSUs. The number of shares subject to the RSUs granted to the Executive Officers on February 11, 2016, is as follows:

Named Executive Officer	Number of Shares Subject to RSUs
Michael M. Morrissey, Ph.D. President and Chief Executive Officer (principal executive officer)	114,286
Christopher J. Senner Executive Vice President and Chief Financial Officer (principal financial officer)	53,572
Jeffrey J. Hessekiel Executive Vice President, General Counsel and Secretary	49,902
Peter Lamb, Ph.D. Executive Vice President, Scientific Strategy and Chief Scientific Officer	45,378
Gisela M. Schwab, M.D. President, Product Development and Medical Affairs and Chief Medical Officer	65,498
Deborah Burke Senior Vice President, Finance and Controller	27,301

The foregoing is only a brief description of the material terms of the RSUs, does not purport to be complete and is qualified in its entirety by reference to the 2014 Plan and the form of RSU Agreement under the 2014 Plan. The 2014 Plan was filed as Exhibit 10.1 to Exelixis’ Current Report on Form 8-K, filed with the SEC on May 29, 2014, and the form of RSU

Agreement under the 2014 Plan was filed as Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q, filed with the SEC on July 31, 2014.

Equity Awards

On February 11, 2016, the Compensation Committee approved the grant of compensatory stock options (“Options”) to certain of the Executive Officers in consideration of their exceptional services to the Company. The Options were granted under the 2014 Plan and are evidenced by Stock Option Grant Notices and Stock Option Agreements (“Stock Option Agreements”), which, together with the 2014 Plan, set forth the terms and conditions of the Options. The Options have an exercise price of $4.20 per share, the fair market value of the Company's common stock on the date of grant, and expire seven years from the date of grant or earlier upon forfeiture or following termination of continuous service with the Company. As a general matter, any portion of an Executive Officer’s Option that has vested will expire three months after such Executive Officer’s termination of continuous service, subject to extension under the Exelixis, Inc. Change in Control and Severance Benefit Plan as described below. The Options vest as to 1/4thof the original number of shares subject to the Option on the one-year anniversary of the grant date, and thereafter as to 1/48th of the original number of shares subject to the Option on each monthly anniversary of the grant date. Each of the Executive Officers is a party to the Exelixis, Inc. Change in Control and Severance Benefit Plan, which provides for acceleration of vesting and extended exercisability of the Options in the event of certain specified change in control events involving the Company. The number of shares subject to the Options granted to certain of the Executive Officers on February 11, 2016, is as follows:

Named Executive Officer	Number of Shares Subject to Options
Michael M. Morrissey, Ph.D. President and Chief Executive Officer (principal executive officer)	150,000
Peter Lamb, Ph.D. Executive Vice President, Scientific Strategy and Chief Scientific Officer	40,000
Gisela M. Schwab, M.D. President, Product Development and Medical Affairs and Chief Medical Officer	75,000

The foregoing is only a brief description of the material terms of the Options, does not purport to be complete and is qualified in its entirety by reference to the 2014 Plan and the form of Stock Option Agreement under the 2014 Plan. The 2014 Plan was filed as Exhibit 10.1 to Exelixis’ Current Report on Form 8-K, filed with the SEC on May 29, 2014, and the form of Stock Option Agreement under the 2014 Plan was filed as Exhibit 10.2 to Exelixis’ Quarterly Report on Form 10-Q, filed with the SEC on July 31, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

February 16, 2016	/s/ JEFFREY J. HESSEKIEL
Date	Jeffrey J. Hessekiel
Executive Vice President, General Counsel and Secretary